EXHIBIT 32.2:

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Quarterly report on Form 10-Q of Yubo International Biotech Limited for the quarter ended November 30, 2020, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly report on Form 10-Q for the quarter ended November 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Quarterly report on Form 10-Q for the quarter ended November 30, 2020 fairly presents, in all material respects, the financial condition and results of operations of Yubo International Biotech Limited.

January 19, 2021	/s/ Liu Lina
Name: Liu Lina,
Chief Financial Officer